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AMENDMENT NO. 1

Dated as of April 1, 2004

to

POOLING AND SERVICING AGREEMENT

Dated as of December 1, 2003

among

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

Seller and Servicer,

GREENPOINT MORTGAGE FUNDING, INC.,

Servicer,

FAIRBANKS CAPITAL CORP.,

Servicer

WELLS FARGO BANK, N.A.,

Master Servicer and Trust Administrator,

WILSHIRE CREDIT CORPORATION

Special Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

CSFB MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2003-AR30

_____________________________________

THIS AMENDMENT NO. 1, dated as of April 1, 2004 (the “Amendment”), to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of December 1, 2003, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, in its capacity as a seller (a “Seller”), WELLS FARGO BANK, N.A., a national banking association, in its capacity as Master Servicer (the “Master Servicer”) and as Trust Administrator (the “Trust Administrator”), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. (“WMMSC”), a Delaware corporation, in its capacity as a servicer (in such capacity, a “Servicer”) and in its capacity as a seller (a “Seller”), FAIRBANKS CAPITAL CORP. (“Fairbanks”), a Utah corporation, in its capacity as a servicer (in such capacity, a “Servicer”), WILSHIRE CREDIT CORPORATION, in its capacity as special servicer (in such capacity, the “Special Servicer”), U.S. Bank NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and GREENPOINT MORTGAGE FUNDING, INC., a New York corporation, in its capacity as a servicer (in such capacity, a “Servicer”).

W I T N E S S E T H

WHEREAS, the Sellers, Servicers, the Depositor, the Master Servicer, the Trustee and the Trust Administrator entered into the Pooling and Servicing Agreement;

WHEREAS, Section 12.01(a)(i) of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement to cure any error or ambiguity;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

Defined Terms.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.

Amendment to Article II, Section 2.03(c).

1.

The first sentence of subparagraph (c) is amended by replacing “Schedule  IIIA(xix)” with the following:

“Schedule IIIA(xviii), IIIA(xix), IIIA(xxii), IIIA(xxiv), IIIA(xxvii), IIIA(xxviii) and IIIA(xxix)”

SECTION 3.  Amendments to Schedule IIIA.

1.

Subparagraph (xxii) is amended by replacing the phrase “No DLJMC Mortgage Loan” with:

“No Mortgage Loan sold by either Seller”

2.

Subparagraph (xxiv) is amended by inserting after “Mortgage Loans” and prior to “are classified” the following:

“sold by either Seller”

3.

Subparagraph (xxvii) is amended by inserting after “Mortgage Loan” and prior to “will fully” the following:

“sold by each Seller”

4.

Subparagraph (xxviii) is amended by inserting after “Mortgage Loan” and prior to “secured by” the following:

“sold by either Seller”

5.

Subparagraph (xix) is amended by replacing “xix” with “xxix” and inserting after “of each” and prior to “Mortgage Loan” the following:

“such”

SECTION 4.

Effect of Amendment.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Sellers, Servicers, the Master Servicer, the Depositor, the Trustee and the Trust Administrator shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 5.

Binding Effect.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Sellers, the Servicers, the Master Servicer, the Depositor, the Trustee and the Trust Administrator.

SECTION 6.

Governing Law.

This Amendment shall be construed in accordance with the substantive laws of the State of New York (without regard to conflict of law principles) and the obligations, rights and remedies of the parties hereto shall be determined in accordance with such laws.

SECTION 7.  Severability of Provisions.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 8.  Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  Counterparts.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Sellers, the Servicers, the Master Servicer, the Trustee and the Trust Administrator, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP., as Depositor

By:  /s/ John P. Graham

Name:  John P. Graham

Title:  Vice President

DLJ MORTGAGE CAPITAL, INC.,

as a Seller

By:  /s/ Peter J. Sack

Name:  Peter J. Sack

Title:  Vice President

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

as a Seller and a Servicer

By:  /s/ Barbara Loper

Name:  Barbara Loper

Title:  Vice President

WELLS FARGO BANK, N.A.,

as Trust Administrator and as Master Servicer

By:  /s/ Diane E. TenHoopen

Name:  Diane E. TenHoopen

Title:  Vice President

FAIRBANKS CAPITAL CORP.,

as a Servicer

By:  /s/ Terrell W. Smith

Name:  Terrell W. Smith

Title:  Assistant Secretary

WILSHIRE CREDIT CORPORATION

as Special Servicer

By:  /s/ Brad Newman

Name:  Brad Newman

Title:  SVP

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:  /s/ Charles F. Pedersen

Name:  Charles F. Pedersen

Title:  Vice President

GREENPOINT MORTGAGE FUNDING, INC.,

as Servicer

By:  /s/ Michael Spina

Name:  Michael Spina

Title:  SVP